Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is effective as of the 5th day of June 2020 (the “Closing Date”), by and between, OncBioMune Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and each investor identified on the signature pages to this Agreement (each, an “Investor”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Rule 506(b) thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Company has authorized a new series of Convertible Preferred Stock of the Company designated as Series C-2 Convertible Preferred Stock, $0.0001 par value (the “Series C-2”), the terms of which are set forth in the Certificate of Designations for such series of Series C-2 Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Investors agree to purchase an aggregate of 3,523.7533 shares of Series C-2. The Investors shall deliver to the Company, via wire transfer of immediately available funds equal to the Purchaser’s subscription amount (the “Subscription Amount”) as set forth on the signature pages hereto executed by the Investors, and the Company shall deliver to the Investors the shares of Series C-2. Upon satisfaction of the covenants and conditions set forth herein, the Closing shall occur at the offices of K&L Gates LLP, Company counsel or such other location as the parties shall mutually agree. At the closing of the sale of the Series C-2 (the “Closing”):

1.1. Delivery of Securities. On the Closing Date, the Company shall issue the Series C-2 to each Investor (or its designees); provided that each Investor has complied with its obligations in this Section 1. Promptly after the Closing Date, the Company shall deliver a certificate evidencing the Series C-2 to each Investor. On the Closing Date, each Investor shall be deemed for all corporate purposes to have become the holder of record of the Series C-2 and shall have the right to convert the Series C-2, irrespective of the date the Company delivers the certificate evidencing the Series C-2 to each Investor.

1.2. Further Assurances. The Company and each Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Closing.

1.3. Representations and Warranties True at Closing. It shall be a condition to the obligation of the Investor on the one hand and Company on the other hand, to consummate the transactions contemplated hereunder that the other party’s representations and warranties contained herein are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

1.4. Deliveries. At or before the Closing, each Investor shall deliver or cause to be delivered to the Company, (i) the Investor’s Subscription Amount by wire transfer to the Company and (ii) the executed Agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under this Agreement.

2.2. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder and thereunder, and the authorization of the issuance of the Series C-2, have been taken on or prior to the date hereof. The Certificate of Designations has been validly filed with the Secretary of State of Nevada and, as of the date hereof and the Closing Date, remains in full force and effect.

2.3. Valid Issuance of the Series C-2. The Series C-2 shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Common Stock when issued in accordance with the terms of the Certificate of Designations, for the consideration expressed therein, will be duly and validly issued, fully paid and non-assessable. Upon conversion of the Series C-2, the Common Stock shall be freely tradable and may be sold under Rule 144 promulgated under the Securities Act (“Rule 144”) subject to the requirements of Rule 144(i). If on the Closing Date, any Investor does not already have such amount of shares reserved, the Company shall, within two business days after the Company files an amendment of its Articles of Incorporation to increase the number of shares of Common Stock it is authorized to issue with the Secretary of State of the State of Nevada, the Company shall reserve from its duly authorized capital stock not less than 125% of the maximum number of shares of Common Stock issuable upon conversion of such Investor’s Series C-2 (assuming for purposes hereof that such Series C-2 are convertible at the initial Conversion Price and any such reservation shall not take into account any limitations on the conversion of the Series C-2 set forth herein).

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2.4. Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.

2.5. Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof (each, a “Person”), not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

2.6. Acknowledgment Regarding Investor’s Purchase of Series C-2. The Company acknowledges and agrees that each Investor is acting solely for itself and not any other Investor in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and that each Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 9.9% of the shares of Common Stock (as defined for purposes of Rule 13d-3 under the Exchange Act). The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the Series C-2. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

2.7. Absence of Litigation. To the knowledge of the Company, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, the Series C-2 or any of the Company’s officers or directors in their capacities as such.

2.8. Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “Blue Sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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2.9. No General Solicitation. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Series C-2.

2.10. Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Notes, the Shares upon conversion thereof, the Warrants or the Warrant Shares issuable upon exercise thereof by the Company to the Purchaser as contemplated hereby.

3. Representations and Warranties of the Investor. Each Investor hereby represents, warrants and covenants that:

3.1. Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

3.2. No Public Sale or Distribution. The Investor is acquiring the Series C-2 in the ordinary course of its business, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws; provided, however, by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Series C-2 for any minimum or other specific term and reserves the right to dispose of the Series C-2 at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Series C-2.

3.3. Accredited Investor Status. At the time the Investor was offered the Series C-2, it was, and as of the date hereof it is, and at Closing it will be, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the 1933 Act.

3.4. Experience of Investor. The Investor, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Series C-2, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Series C-2 and is able to afford a complete loss of such investment. The Investor acknowledges and agrees that the Company has not made any representations or warranties with respect to the Series C-2 or the transactions contemplated hereby other than those specifically set forth in Section 2, and the Investor acknowledges and agrees that it has relied solely upon the representations and warranties contained in Section 2 in determining whether to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.

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3.5. Reliance on Exemptions. The Investor understands that the Series C-2 are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Series C-2.

3.6. Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series C-2 which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and has received answers, satisfactory in all respect to the Investor, to all such questions. The Investor understands that its investment in the Series C-2 involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series C-2, and the Investor acknowledges and agrees that the Company has not provided to the Investor any accounting, legal, tax or other advice in respect of the transactions contemplated by the this Agreement, including the offer, purchase and sale of the Series C-2.

3.7. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series C-2 or the fairness or suitability of the investment in the Series C-2 nor have such authorities passed upon or endorsed the merits of the offering of the Series C-2.

3.8. Transfer or Resale. The Investor understands that: (i) the Series C-2 have not been and are not being registered under the 1933 Act or any state or other securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) the Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Investor, in a form and substance reasonably acceptable to the Company, to the effect that such Series C-2 to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with reasonable assurance that, at the time of any sale of such sale of transfer, such Series C-2 may be legally sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto); (ii) any sale of the Series C-2 made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Series C-2 under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Series C-2 under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

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3.9. Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.10. General Solicitation. The Investor is not purchasing the Series C-2 as a result of any advertisement, article, notice or other communication regarding the Series C-2 published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

4. Additional Covenants.

4.1. Disclosure. The Company shall, on or before 8:30 a.m., Eastern time, on the fourth business day after the date of this Agreement, file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and the Certificate of Designations as exhibits thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing, no Investor shall be in possession of any material, nonpublic information received from the Company or any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide any Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of such Investor. To the extent that the Company delivers any material, non-public information to an Investor without such Investor’s express prior written consent, the Company hereby covenants and agrees that such Investor shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of any Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

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4.2. Blue Sky. The Company shall make all filings and reports relating to the offer and sale of Series C-2 hereby required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

4.3. Fees and Expenses. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.4. Issuance of Unrestricted Common Stock. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel, or any legal counsel reasonably acceptable to the Company, of any legal opinions, to issue unrestricted Common Stock pursuant to Rule 144 in the connection of any sale of Common Stock issued upon conversion of Series C-2 by any Investor in compliance with Rule 144; provided that each such investor provides customary representation letters and all other such documentation as required by counsel to the Company to issue a legal opinion.

4.5. Commitment Fee. In consideration for Cavalry Fund’s and Lincoln Park Capital’s coordination and arrangement of this Agreement and the other transactions contemplated to take place on the Closing Date, the Company shall issue each a warrant, in the form set forth as Exhibit B hereto, in the amount of 133,333,333 shares to Cavalry Fund and 66,666,667 shares to Lincoln Park.

5. Miscellaneous

5.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2. Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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5.3. Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, to the address as provided for on the signature page to this Agreement.

5.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

5.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.7. Survival. Sections 4 and 5 of this Agreement shall survive the Closing and delivery of the Series C-2.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

OncBioMune Pharmaceuticals, INC.

By:	/s/ Andrew Kucharchuk
Name:	Andrew Kucharchuk
Title:	Chief Executive Officer

Address for Notices:

11441 Industriplex Blvd, Suite 190 Baton Rouge, LA 70809 Email: akucha1.obmp@gmail.com

INVESTOR SIGNATURE PAGES TO OBMP SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor: Cavalry Fund I LP

Signature of Authorized Signatory of Investor:     /s/ Thomas Walsh

Name of Authorized Signatory:    Thomas Walsh

Title of Authorized Signatory:       Manager

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Investor: 61 Kinderkamack Rd., Woodcliff Lake, NJ 07677

Address for Delivery of Securities to Investor (if not same as address for notice):

Subscription Amount: $262,500

Number of Shares to be Issued: 860.4514 shares of Series C-2

INVESTOR SIGNATURE PAGES TO OBMP SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor: Lincoln Park Capital Fund, LLC

By: Lincoln Park Capital, LLC

By: Rockledge Capital Corporation

Signature of Authorized Signatory of Investor:     /s/ Joshua Scheinfeld

Name of Authorized Signatory:          Joshua Scheinfeld

Title of Authorized Signatory:         President

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Investor: 440 N. Wells St., Suite 410, Chicago, IL 60654

Address for Delivery of Securities to Investor (if not same as address for notice):

Subscription Amount: $812,500

Number of Shares to be Issued: 2,663.3019 shares of Series C-2